Sub Item 77Q1 (e)


Advisory Agreements on behalf of the each of the Loomis Sayles Bond Fund, Loomis Sayles Global Bond Fund, Loomis Sayles Small Cap Value Fund, Loomis Sayles Government Securities Fund are hereby incorporated by reference to Post Effective Amendment No. 22 filed on November 28, 2003.